Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-626-5226

RUSH ENTERPRISES, INC. PROPOSES INCREASE IN AUTHORIZED SHARES

TO EFFECT 3-FOR-2 STOCK SPLIT

SAN ANTONIO, Texas, July 31, 2007 — Rush Enterprises, Inc. (NASDAQ:  RUSHA & RUSHB), which operates the largest network of heavy-duty and medium-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas, announced today that its Board of Directors has approved an amendment to its Restated Articles of Incorporation that would allow the company to effect a 3-for-2 stock split in the form of a stock dividend.  The amendment would increase Rush Enterprises, Inc.’s authorized number of shares of Class A common stock from 40 million to 60 million shares and Class B common stock from 10 million to 20 million shares.

Rush Enterprises, Inc. will file a definitive proxy statement with the Securities and Exchange Commission that will be used to seek approval of the amendment by its shareholders at a special meeting to be held on or about September 20, 2007. Shareholders of record at the close of business August 13, 2007 will be entitled to notice of and to vote at the special meeting.

The company currently plans to use a number of the additional shares of common stock to effect a 3-for-2 stock split, subject to favorable market conditions and approval by its shareholders at the special meeting of the proposed amendment to increase the number of authorized shares. The Board of Directors will make the final decision on when and whether to implement the stock split and the magnitude of the stock split based on favorable market conditions.  The company currently has no other plans to use the additional shares, although they would be available to use for other corporate purposes.

Additional Information

In connection with the proposed special meeting of shareholders to vote on the proposal to amend Rush Enterprises, Inc.’s Restated Articles of Incorporation, Rush Enterprises, Inc. will file a definitive proxy statement with the Securities and Exchange Commission. Pursuant to the proxy statement, Rush Enterprises, Inc.’s Board of Directors will be soliciting proxies from Rush Enterprises, Inc.’s shareholders.

Shareholders are advised to read the proxy statement when it becomes available because it will contain important information. Investors and other security holders can obtain copies of the proxy statement free of charge when it becomes available by directing a request to Rush Enterprises, Inc., Investor Relations, P.O. Box 34630, San Antonio, Texas 78265, telephone (830) 626-5200. Free copies of the proxy statement also can be obtained when it becomes available by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. operates the largest network of heavy-duty and medium-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas. Its operations include a network of over 50 Rush Truck Centers located in Alabama, Arizona, California, Colorado, Florida, Georgia, New Mexico, Oklahoma, Tennessee and Texas. The Company has developed its Rush Truck Centers and its Rush Equipment Center as “one-stop centers” where, at one convenient location, its customers can purchase new or used trucks or construction equipment, purchase insurance products, purchase aftermarket parts and accessories and have service performed by certified technicians. For additional information on Rush Enterprises, Inc., please visit www.rushenterprises.com

Forward-Looking Statements

In this press release, the statements regarding Rush Enterprises, Inc.’s plans to hold a special shareholders’ meeting and mail a proxy statement to Rush Enterprises, Inc.’s shareholders and statements regarding a proposed vote by Rush Enterprises, Inc.’s shareholders on the proposal to amend Rush Enterprises, Inc.’s Restated Articles of Incorporation to increase Rush Enterprises, Inc.’s authorized number of shares of Class A common stock and Class B common stock and statements regarding plans to effect a stock split are forward-looking statements. These statements are based on currently available information and assumptions and expectations that the company believes are reasonable. However, the company’s assumptions and expectations are subject to a wide range of business risks. The company has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.